Exhibit 99.1

TeraWulf Inc. Announces Pricing of $3.2 Billion of Senior Secured Notes

EASTON, Md., October 16, 2025 -- TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf”), a leading owner and operator of vertically integrated, sustainable digital infrastructure, today announced that its wholly-owned subsidiary, WULF Compute LLC (“WULF Compute”), has priced a $3.2 billion offering (the “Offering”) of 7.750% senior secured notes due 2030 (the “Notes”) at par. The Notes will be sold in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is expected to close on October 23, 2025, subject to market and other conditions.

WULF Compute intends to use the net proceeds from the Offering to finance a portion of its data center expansion at its Lake Mariner campus in Barker, New York (the “Data Center Expansion”).

The Notes will be fully and unconditionally guaranteed by WULF Compute’s subsidiaries, La Lupa Data LLC, Akela Data Holdings LLC and Akela Data LLC (collectively, the “Guarantors”). The Notes and related guarantees will be secured by first-priority liens on (i) substantially all assets of WULF Compute and the Guarantors, other than certain excluded property, (ii) all equity interests of WULF Compute held by TeraWulf Brookings LLC, the direct parent company of WULF Compute, (iii) a designated lockbox account of Fluidstack USA I Inc. and (iv) prior to the completion of the Data Center Expansion, a pledge by Google LLC of warrants to purchase common stock of TeraWulf.

TeraWulf will provide customary completion guarantees with respect to the Data Center Expansion, under which it will fund WULF Compute as necessary to ensure the timely completion of the data center buildings comprising the Data Center Expansion.

The Offering is subject to market and other conditions, and there can be no assurance as to whether, when or on what terms the Offering may be completed.

Morgan Stanley is acting as the Sole Bookrunner for the Notes.

The Notes have not been registered under the Securities Act or securities laws of any other jurisdiction, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TeraWulf

TeraWulf develops, owns, and operates environmentally sustainable, industrial-scale data center infrastructure in the United States, purpose-built for high-performance computing (HPC) and other emerging high-density compute applications. Led by a team of veteran energy infrastructure entrepreneurs, TeraWulf is committed to innovation and operational excellence, with a mission to lead the market in large-scale digital infrastructure as a trusted hosting partner for advanced compute workloads across a range of next-generation hardware technologies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts, such as statements concerning the terms of the notes, the completion, timing and size of the Offering, and the anticipated use of proceeds from the Offering. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) TeraWulf’s ability to attract additional customers to lease its HPC data centers; (3) TeraWulf’s ability to perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (10) other risks and uncertainties detailed from time to time in TeraWulf’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf and WULF Compute do not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in TeraWulf’s filings with the SEC, which are available at www.sec.gov.

Investors:

Investors@terawulf.com

Media:

media@terawulf.com